As filed with the Securities and Exchange Commission on November 12, 2014

Registration No. 333-198392

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Paramount Group, Inc.

(Exact name of registrant as specified in governing instruments)

1633 Broadway, Suite 1801

New York, NY 10019

(212) 237-3100

(Address, including Zip Code and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Albert Behler

Chairman,

Chief Executive Officer and President

Paramount Group, Inc.

1633 Broadway, Suite 1801

New York, NY 10019

(212) 237-3100

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Gilbert G. Menna Daniel P. Adams Goodwin Procter LLP Exchange Place Boston, Massachusetts 02109 Tel: (617) 570-1000 Fax: (617) 523-1231	Thomas J. Henry Eugene A. Pinover Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019 Tel: (212) 728-8000 Fax: (212) 728-8111	Stuart A. Barr Bruce W. Gilchrist Hogan Lovells US LLP 555 Thirteenth Street, NW Washington, DC 20004 Tel: (202) 637-5600 Fax: (202) 637-5910

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☑	(Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Paramount Group, Inc. has prepared this Amendment No. 3 to the Registration Statement on Form S-11 (File No. 333-198392) solely for the purpose of filing Exhibits 1.1, 4.1, 5.1, 8.1, 10.1 through 10.47, 21.1 and 23.3 and an updated version of Exhibit 3.1. No changes have been made to the preliminary prospectus constituting Part I of the Registration Statement or to Part II of the Registration Statement (other than to reflect in the Exhibit Table the filing of the aforementioned exhibits).

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses expected to be incurred by us in connection with the registration and distribution of the securities being registered under this registration statement are as follows (all amounts are estimates other than the SEC and FINRA filing fees):

SEC Filing Fee	$309,000
NYSE Listing Fee	250,000
FINRA Filing Fee	226,000
Printing Expenses	1,041,000
Legal Fees and Expenses	12,814,000
Accounting Fees and Expenses	4,029,000
Transfer Agent and Registrar Fees	148,000
Director and Officer Liability Insurance Premium	1,002,000
Miscellaneous	12,388,000

Total	$32,207,000

ITEM 32. SALES TO SPECIAL PARTIES.

On May 12, 2014, in connection with the initial capitalization of our company, we issued 1,000 shares of our common stock of our company for an aggregate purchase price of $1,000.

ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES.

On May 12, 2014 we issued 1,000 shares of our common stock in connection with the initial capitalization of our company for an aggregate purchase price of $1,000. The issuance of such shares was effected in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act.

In connection with the formation transactions and concurrent private placements, we will issue an aggregate of 57,327,026 shares of our common stock and 46,810,117 common units with an aggregate value of $1.8 billion, based on the midpoint of the price range set forth on the front cover of the prospectus that forms a part of this registration statement, to participants in the formation transactions that are transferring interests to us in the entities that own our properties and other assets prior to the formation transactions in consideration of such transfer. Each such person had a substantive, pre-existing relationship with us. The issuance of such shares and common units will be effected in reliance upon exemptions from registration provided by Section 4(a)(2) of the Securities Act.

ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except to the extent that (a) it is proved that the person actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received; or (b) a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Our charter contains a provision that eliminates such liability of our directors and authorizes us to eliminate such liability of our officers, to the maximum extent permitted by Maryland law.

The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity, or in the defense of any claim, issue or matter in the proceeding, against reasonable expenses incurred by the director or officer in connection with the proceeding, claim, issue or matter. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and:

•	was committed in bad faith; or

•	was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, a Maryland corporation may not, however, indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received. Notwithstanding the foregoing, unless limited by the charter (which our charter does not), a court of appropriate jurisdiction, upon application of a director or officer, may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or officer met the standards of conduct described above or has been adjudged liable on the basis that a personal benefit was improperly received, but such indemnification shall be limited to expenses.

In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer, without requiring a preliminary determination of the director’s or officer’s ultimate entitlement to indemnification, upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate our company and our bylaws obligate us with respect to directors only, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding, without requiring a preliminary determination of the director’s ultimate entitlement to indemnification, to:

•	any present or former director who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•	any individual who, while serving as our director and at our request, serves or has served as a director, officer, partner, trustee, member, manager, employee or agent of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to (a) any person who served a predecessor of ours in any of the capacities described above (b) any officer, employee or agent of our company or a predecessor of our company or (c) any officer, employee or agent who, at our request, serves or has served as a director, officer, partner, member, manager, trustee, employee or agent of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise. Furthermore, our officers and directors are indemnified against specified liabilities by the underwriters, and the underwriters are indemnified against certain liabilities by us, under the underwriting agreement relating to this offering. See “Underwriting.”

We have entered into indemnification agreements with each of our executive officers, directors and director nominees, whereby we indemnify such executive officers, directors and director nominees and pay or reimburse reasonable expenses in advance of final disposition of a proceeding if such executive officer or director is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity to the fullest extent permitted by Maryland law against all expenses and liabilities, subject to limited exceptions. These indemnification agreements also provide that upon an application for indemnity by an executive officer or director to a court of appropriate jurisdiction, such court may order us to indemnify such executive officer or director.

The partnership agreement also provides that our company, as general partner, are indemnified to the extent provided therein. The partnership agreement further provides that our directors, director nominees, officers, employees, agents and designees are indemnified to the extent provided therein.

Insofar as the foregoing provisions permit indemnification of directors, director nominees, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We expect to obtain an insurance policy under which our directors, director nominees and executive officers will be insured, subject to the limits of the policy, against certain losses arising from claims made against such directors and officers by reason of any acts or omissions covered under such policy in their respective capacities as directors or officers, including certain liabilities under the Securities Act.

ITEM 35. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

Not applicable.

ITEM 36. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	See page F-1 for an index of the financial statements that are being filed as part of this registration statement.

(b)	The following exhibits are filed as part of, or incorporated by reference into, this registration statement on Form S-11:

Exhibit Number	Exhibit Description

1.1	Form of Underwriting Agreement

3.1	Form of Articles of Amendment and Restatement of Paramount Group, Inc.

3.2**	Form of Amended and Restated Bylaws of Paramount Group, Inc.

4.1	Specimen Certificate of Common Stock of Paramount Group, Inc.

5.1	Opinion of Goodwin Procter LLP regarding the validity of the securities being registered

Exhibit Number	Exhibit Description

8.1	Opinion of Goodwin Procter LLP regarding certain tax matters

10.1	Form of Amended and Restated Limited Partnership Agreement of Paramount Group Operating Partnership LP

10.2	Registration Rights Agreement by and among Paramount Group, Inc. and the holders named therein, dated November 6, 2014

10.3	Registration Rights Agreement among Paramount Group, Inc. and the persons named therein, dated November 6, 2014

10.4	Stockholders Agreement between Paramount Group, Inc. and Maren Otto, Alexander Otto and Katharina Otto-Bernstein, dated November 6, 2014

10.5†	Form of 2014 Equity Incentive Plan

10.6	Form of Indemnification Agreement between Paramount Group, Inc. and each of its Directors and Executive Officers

10.7	Contribution Agreement by and among Paramount Group Real Estate Fund I, L.P., Paramount Group Operating Partnership LP and Paramount Group, Inc., dated as of November 6, 2014

10.8	Contribution Agreement by and among Paramount Group Real Estate Fund III, L.P., Paramount Group Operating Partnership LP and Paramount Group, Inc., dated as of November 6, 2014

10.9	Contribution Agreement by and among Paramount Group Real Estate Fund IV, L.P., Paramount Group Operating Partnership LP and Paramount Group, Inc., dated as of November 6, 2014

10.10	Contribution Agreement by and among PGREF IV Parallel Fund Sub US, LP, Paramount Group Operating Partnership LP and Paramount Group, Inc., dated as of November 6, 2014

10.11	Transfer Agreement by and among Paramount Group Real Estate Fund V (Core), L.P., Paramount Group Operating Partnership LP and Paramount Group, Inc., dated as of November 6, 2014

10.12	Contribution Agreement by and among PGREF V (Core) Parallel Fund Sub US, LP, Paramount Group Operating Partnership LP and Paramount Group, Inc., dated as of November 6, 2014

10.13	Contribution Agreement by and among Paramount Group Real Estate Fund V (CIP), L.P., Paramount Group Operating Partnership LP and Paramount Group, Inc., dated as of November 6, 2014

10.14	Contribution Agreement by and among Arcade Rental Investments, Inc., Paramount Group, Inc. and the Stockholder of Arcade Rental Investments, Inc., dated as of November 6, 2014

10.15	Contribution Agreement by and among Arcade Rental Investments 2, Inc., Paramount Group, Inc. and the Stockholder of Arcade Rental Investments 2, Inc., dated as of November 6, 2014

10.16	Contribution Agreement by and among Marathon Rental Investments, Inc., Paramount Group, Inc. and the Stockholder of Marathon Rental Investments, Inc., dated as of November 6, 2014

10.17	Agreement and Plan of Merger by and among Cosmos Rental Investments, Inc., Paramount Group, Inc. and the Stockholder of Cosmos Rental Investments, Inc., dated as of November 6, 2014

10.18	Agreement and Plan of Merger by and among Paramount Group, Inc., a Delaware corporation, Paramount Group, Inc. and the Stockholders of Paramount Group, Inc., a Delaware corporation, dated as of November 6, 2014

10.19	Stock Purchase Agreement by and between Paramount Group, Inc. and the Stockholder of Forum Rental Investments, Inc., dated as of November 6, 2014

Exhibit Number	Exhibit Description

10.20	Stock Purchase Agreement by and among Paramount Group, Inc., the Stockholders of Imperial Rental Investments, Inc., dated as of November 6, 2014

10.21	Stock Purchase Agreement by and among Paramount Group, Inc., the Stockholders of Milton Rental Investments, Inc., dated as of November 6, 2014

10.22	Share Purchase Agreement, dated as of October 31, 2014, between Paramount Group, Inc. and WvF 718, L.P.

10.23	Share Purchase Agreement, dated as of November 6, 2014, between Paramount Group, Inc. and the individuals and entity listed therein

10.24	Contribution Agreement by and between Albert Behler, Paramount Group Operating Partnership LP, and Paramount Group, Inc., dated as of November 6, 2014

10.25	Contribution Agreement by and between Jolanta Bott, Paramount Group Operating Partnership LP, and Paramount Group, Inc., dated as of November 6, 2014

10.26	Contribution Agreement by and between David Spence and Paramount Group, Paramount Group Operating Partnership LP, and Paramount Group, Inc., dated as of November 6, 2014

10.27	Contribution Agreement by and between Daniel Lauer, Paramount Group Operating Partnership LP, and Paramount Group, Inc., dated as of November 6, 2014

10.28	Contribution Agreement by and between Vito Messina, Paramount Group Operating Partnership LP, and Paramount Group, Inc., dated as of November 6, 2014

10.29	Contribution Agreement by and between Ralph DiRuggiero, Paramount Group Operating Partnership LP, and Paramount Group, Inc., dated as of November 6, 2014

10.30	Contribution Agreement by and between Gage Johnson, Paramount Group Operating Partnership LP, and Paramount Group, Inc., dated as of November 6, 2014

10.31	Contribution Agreement by and between Theodore Koltis, Paramount Group Operating Partnership LP, and Paramount Group, Inc., dated as of November 6, 2014

10.32	Agreement and Plan of Merger by and among Paramount Group, Inc., WvF 1325, Inc., WvF 1325, L.P., US Real Estate Holding AG and WvF, L.P., dated as of October 31, 2014

10.33	Purchase and Sale Agreement of Ownership Interests in PGREF I Paramount Plaza, L.P., by and between BCSP 1633 Broadway, LLC, as Seller, and Paramount Development and Investment, Inc., as Purchaser, PGREF I Paramount Plaza GP, LLC and Paramount Group, Inc., a Delaware corporation, dated as of September 4, 2014

10.34	Purchase and Sale Agreement of Ownership Interests in PGREF V 1301 Sixth Holding LP, by and between PGREF V 1301 Sixth Investors I LP, as Seller, Paramount Development and Investment, Inc., as Purchaser, and PGREF V 1301 Sixth Investors GP LLC, dated as of July 23, 2014

10.35	First Amendment to Purchase and Sale Agreement by and among PGREF V 1301 Sixth Investors I LP, as Seller, Paramount Development and Investment, Inc., as Purchaser, PGREF V 1301 Sixth Investors GP LLC, Commonwealth Land Title Insurance Company and First American Title Insurance Company, dated as of September 26, 2014

10.36	Purchase Option Agreement for Purchase and Sale of Direct and Indirect Limited Partnership Interests in PGREF II 60 Wall Street Investors, L.P., by and between Paramount Development and Investment, Inc., and Paramount Group Real Estate Fund II, L.P. and Paramount Group Real Estate Fund III, L.P., dated as of June 27, 2014

Exhibit Number	Exhibit Description

10.37	Consent and Tag-Along Agreement among Paramount Development and Investment, Inc., SSF III 60 Wall JV LLC, Paramount Group Real Estate Fund II, L.P., PGREF II 60 Wall Investors GP, LLC and PGREF III Wall Street Investors, L.P., with respect to PGREF II 60 Wall Street Investors, L.P., dated as of June 27, 2014

10.38	Put Option Agreement among WvF 2 W. 56, Inc., WvF, Inc., WvF, L.P. and WvF 718, L.P., collectively, as optionee, and 712 Fifth Avenue, L.P., as optionor, dated as of September 10, 2014

10.39

Form of Credit Agreement among Paramount Group Operating Partnership LP, as the Borrower, and Paramount Group, Inc. and certain subsidiaries of Paramount Group, Inc. from time to time party thereto, as Guarantors, Bank of America, N.A., as Administrative Agent and Swing Line Lender, Morgan Stanley Senior Funding, Inc. and Wells Fargo Bank, National Association, as Co-Syndication Agents, U.S. Bank National Association, as Documentation Agent, Bank of America, N.A., Morgan Stanley Bank, N.A., and Wells Fargo Bank, National Association, as L/C Issuers, and the lenders from time to time party thereto, Bank of America Merrill Lynch, Morgan Stanley Senior Funding, Inc. and Wells Fargo Securities, LLC, as Joint Lead Arrangers And Joint Bookrunners

10.40†	Form of Employment Agreement among Paramount Group Operating Partnership LP, Paramount Group, Inc. and Albert Behler

10.41†	Form of Employment Agreement among Paramount Group Operating Partnership LP, Paramount Group, Inc. and David Spence

10.42†	Form of Employment Agreement among Paramount Group Operating Partnership LP, Paramount Group, Inc. and Jolanta Bott

10.43†	Form of Paramount Group, Inc. Executive Severance Plan

10.44†	The Paramount Group 2005 Nonqualified Deferred Compensation Plan

10.45	Form of Waiver of Ownership Limits granted to The Otto Family by Paramount Group, Inc.

10.46	Property Management Agreement, dated as of August 7, 2013, between CNBB Owner LLC and Paramount Group, Inc., a Delaware corporation

10.47	Lease, dated as of October 27, 2014, between Paramount Group, Inc., a Delaware corporation, as Agent for PGREF I 1633 Broadway Tower, L.P. (Landlord), and CNBB-RDF Holdings, LP (Tenant)

21.1	List of Subsidiaries of the Registrant

23.1**	Consent of Deloitte & Touche LLP

23.2**	Consent of Deloitte & Touche LLP

23.3	Consent of Goodwin Procter LLP (included in Exhibits 5.1 and 8.1)

23.4**	Consent of Rosen Consulting Group

24.1**	Power of Attorney (included on the signature page to the Registration Statement filed on August 27, 2014)

99.1**	Consent of Dan Emmett

99.2**	Consent of Lizanne Galbreath

99.3**	Consent of Peter Linneman

99.4**	Consent of David O’Connor

99.5**	Consent of Katharina Otto-Bernstein

*	To be filed by amendment.
**	Previously filed.
†	Compensatory plan or arrangement.

ITEM 37. UNDERTAKINGS.

The undersigned registrant hereby undertakes that:

1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby further undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, director nominees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 12, 2014.

Paramount Group, Inc.

By:	/s/ Albert Behler
Name:	Albert Behler
Title:	Chairman, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Albert Behler Albert Behler	Chairman, Chief Executive Officer and President (Principal Executive Officer)	November 12, 2014

/s/ David Spence David Spence	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 12, 2014

* Thomas Armbrust	Director	November 12, 2014

*By:	/s/ David Spence
David Spence
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Exhibit Description

1.1	Form of Underwriting Agreement

3.1	Form of Articles of Amendment and Restatement of Paramount Group, Inc.

3.2**	Form of Amended and Restated Bylaws of Paramount Group, Inc.

4.1	Specimen Certificate of Common Stock of Paramount Group, Inc.

5.1	Opinion of Goodwin Procter LLP regarding the validity of the securities being registered

8.1	Opinion of Goodwin Procter LLP regarding certain tax matters

10.1	Form of Amended and Restated Limited Partnership Agreement of Paramount Group Operating Partnership LP

10.2	Registration Rights Agreement by and among Paramount Group, Inc. and the holders named therein, dated November 6, 2014

10.3	Registration Rights Agreement among Paramount Group, Inc. and the persons named therein, dated November 6, 2014

10.4	Stockholders Agreement between Paramount Group, Inc. and Maren Otto, Alexander Otto and Katharina Otto-Bernstein, dated November 6, 2014

10.5†	Form of 2014 Equity Incentive Plan

10.6	Form of Indemnification Agreement between Paramount Group, Inc. and each of its Directors and Executive Officers

10.7	Contribution Agreement by and among Paramount Group Real Estate Fund I, L.P., Paramount Group Operating Partnership LP and Paramount Group, Inc., dated as of November 6, 2014

10.8	Contribution Agreement by and among Paramount Group Real Estate Fund III, L.P., Paramount Group Operating Partnership LP and Paramount Group, Inc., dated as of November 6, 2014

10.9	Contribution Agreement by and among Paramount Group Real Estate Fund IV, L.P., Paramount Group Operating Partnership LP and Paramount Group, Inc., dated as of November 6, 2014

10.10	Contribution Agreement by and among PGREF IV Parallel Fund Sub US, LP, Paramount Group Operating Partnership LP and Paramount Group, Inc., dated as of November 6, 2014

10.11	Transfer Agreement by and among Paramount Group Real Estate Fund V (Core), L.P., Paramount Group Operating Partnership LP and Paramount Group, Inc., dated as of November 6, 2014

10.12	Contribution Agreement by and among PGREF V (Core) Parallel Fund Sub US, LP, Paramount Group Operating Partnership LP and Paramount Group, Inc., dated as of November 6, 2014

10.13	Contribution Agreement by and among Paramount Group Real Estate Fund V (CIP), L.P., Paramount Group Operating Partnership LP and Paramount Group, Inc., dated as of November 6, 2014

10.14	Contribution Agreement by and among Arcade Rental Investments, Inc., Paramount Group, Inc. and the Stockholder of Arcade Rental Investments, Inc., dated as of November 6, 2014

10.15	Contribution Agreement by and among Arcade Rental Investments 2, Inc., Paramount Group, Inc. and the Stockholder of Arcade Rental Investments 2, Inc., dated as of November 6, 2014

10.16	Contribution Agreement by and among Marathon Rental Investments, Inc., Paramount Group, Inc. and the Stockholder of Marathon Rental Investments, Inc., dated as of November 6, 2014

Exhibit Number	Exhibit Description

10.17	Agreement and Plan of Merger by and among Cosmos Rental Investments, Inc., Paramount Group, Inc. and the Stockholder of Cosmos Rental Investments, Inc., dated as of November 6, 2014

10.18	Agreement and Plan of Merger by and among Paramount Group, Inc., a Delaware corporation, Paramount Group, Inc. and the Stockholders of Paramount Group, Inc., a Delaware corporation, dated as of November 6, 2014

10.19	Stock Purchase Agreement by and between Paramount Group, Inc. and the Stockholder of Forum Rental Investments, Inc., dated as of November 6, 2014

10.20	Stock Purchase Agreement by and among Paramount Group, Inc., the Stockholders of Imperial Rental Investments, Inc., dated as of November 6, 2014

10.21	Stock Purchase Agreement by and among Paramount Group, Inc., the Stockholders of Milton Rental Investments, Inc., dated as of November 6, 2014

10.22	Share Purchase Agreement, dated as of October 31, 2014, between Paramount Group, Inc. and WvF 718, L.P.

10.23	Share Purchase Agreement, dated as of November 6, 2014, between Paramount Group, Inc. and the individuals and entity listed therein

10.24	Contribution Agreement by and between Albert Behler, Paramount Group Operating Partnership LP, and Paramount Group, Inc., dated as of November 6, 2014

10.25	Contribution Agreement by and between Jolanta Bott, Paramount Group Operating Partnership LP, and Paramount Group, Inc., dated as of November 6, 2014

10.26	Contribution Agreement by and between David Spence, Paramount Group Operating Partnership LP, and Paramount Group, Inc., dated as of November 6, 2014

10.27	Contribution Agreement by and between Daniel Lauer, Paramount Group Operating Partnership LP, and Paramount Group, Inc., dated as of November 6, 2014

10.28	Contribution Agreement by and between Vito Messina, Paramount Group Operating Partnership LP, and Paramount Group, Inc., dated as of November 6, 2014

10.29	Contribution Agreement by and between Ralph DiRuggiero, Paramount Group Operating Partnership LP, and Paramount Group, Inc., dated as of November 6, 2014

10.30	Contribution Agreement by and between Gage Johnson, Paramount Group Operating Partnership LP, and Paramount Group, Inc., dated as of November 6, 2014

10.31	Contribution Agreement by and between Theodore Koltis, Paramount Group Operating Partnership LP, and Paramount Group, Inc., dated as of November 6, 2014

10.32	Agreement and Plan of Merger by and among Paramount Group, Inc., WvF 1325, Inc., WvF 1325, L.P., US Real Estate Holding AG and WvF, L.P., dated as of October 31, 2014

10.33	Purchase and Sale Agreement of Ownership Interests in PGREF I Paramount Plaza, L.P., by and between BCSP 1633 Broadway, LLC, as Seller, and Paramount Development and Investment, Inc., as Purchaser, PGREF I Paramount Plaza GP, LLC and Paramount Group, Inc., a Delaware corporation, dated as of September 4, 2014

10.34	Purchase and Sale Agreement of Ownership Interests in PGREF V 1301 Sixth Holding LP, by and between PGREF V 1301 Sixth Investors I LP, as Seller, Paramount Development and Investment, Inc., as Purchaser, and PGREF V 1301 Sixth Investors GP LLC, dated as of July 23, 2014

Exhibit Number	Exhibit Description

10.35	First Amendment to Purchase and Sale Agreement by and among PGREF V 1301 Sixth Investors I LP, as Seller, Paramount Development and Investment, Inc., as Purchaser, PGREF V 1301 Sixth Investors GP LLC, Commonwealth Land Title Insurance Company and First American Title Insurance Company, dated as of September 26, 2014

10.36	Purchase Option Agreement for Purchase and Sale of Direct and Indirect Limited Partnership Interests in PGREF II 60 Wall Street Investors, L.P., by and between Paramount Development and Investment, Inc., and Paramount Group Real Estate Fund II, L.P. and Paramount Group Real Estate Fund III, L.P., dated as of June 27, 2014

10.37	Consent and Tag-Along Agreement among Paramount Development and Investment, Inc., SSF III 60 Wall JV LLC, Paramount Group Real Estate Fund II, L.P., PGREF II 60 Wall Investors GP, LLC and PGREF III Wall Street Investors, L.P., with respect to PGREF II 60 Wall Street Investors, L.P., dated as of June 27, 2014

10.38	Put Option Agreement among WvF 2 W. 56, Inc., WvF, Inc., WvF, L.P. and WvF 718, L.P., collectively, as optionee, and 712 Fifth Avenue, L.P., as optionor, dated as of September 10, 2014

10.39

Form of Credit Agreement among Paramount Group Operating Partnership LP, as the Borrower, and Paramount Group, Inc. and certain subsidiaries of Paramount Group, Inc. from time to time party thereto, as Guarantors, Bank of America, N.A., as Administrative Agent and Swing Line Lender, Morgan Stanley Senior Funding, Inc. and Wells Fargo Bank, National Association, as Co-Syndication Agents, U.S. Bank National Association, as Documentation Agent, Bank of America, N.A., Morgan Stanley Bank, N.A., and Wells Fargo Bank, National Association, as L/C Issuers, and the lenders from time to time party thereto, Bank of America Merrill Lynch, Morgan Stanley Senior Funding, Inc. and Wells Fargo Securities, LLC, as Joint Lead Arrangers And Joint Bookrunners

10.40†	Form of Employment Agreement among Paramount Group Operating Partnership LP, Paramount Group, Inc. and Albert Behler

10.41†	Form of Employment Agreement among Paramount Group Operating Partnership LP, Paramount Group, Inc. and David Spence

10.42†	Form of Employment Agreement among Paramount Group Operating Partnership LP, Paramount Group, Inc. and Jolanta Bott

10.43†	Form of Paramount Group, Inc. Executive Severance Plan

10.44†	The Paramount Group 2005 Nonqualified Deferred Compensation Plan

10.45	Form of Waiver of Ownership Limits granted to The Otto Family by Paramount Group, Inc.

10.46	Property Management Agreement, dated as of August 7, 2013, between CNBB Owner LLC and Paramount Group, Inc., a Delaware corporation

10.47	Lease, dated as of October 27, 2014, between Paramount Group, Inc., a Delaware corporation, as Agent for PGREF I 1633 Broadway Tower, L.P. (Landlord), and CNBB-RDF Holdings, LP (Tenant)

21.1	List of Subsidiaries of the Registrant

23.1**	Consent of Deloitte & Touche LLP

23.2**	Consent of Deloitte & Touche LLP

23.3	Consent of Goodwin Procter LLP (included in Exhibits 5.1 and 8.1)

23.4**	Consent of Rosen Consulting Group

24.1**	Power of Attorney (included on the signature page to the Registration Statement filed on August 27, 2014)

99.1**	Consent of Dan Emmett

99.2**	Consent of Lizanne Galbreath

99.3**	Consent of Peter Linneman

Exhibit Number	Exhibit Description

99.4**	Consent of David O’Connor

99.5**	Consent of Katharina Otto-Bernstein

*	To be filed by amendment.
**	Previously filed.
†	Compensatory plan or arrangement.